UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2025 (April 30, 2025)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Seaport Court, Suite 102
Redwood City, CA 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On April 30, 2025, Exicure, Inc. (the “Company”) entered into a convertible bond agreement (the “Convertible Bond Agreement”) with KC Creation Co., Ltd. (“KC Creation”), the Company’s wholly owned South Korean subsidiary. Pursuant to the Convertible Bond Agreement, the Company purchased non-guaranteed private placement convertible bonds (the “Bonds”) of KC Creation for a subscription amount of 4.5 million KRW, or approximately $3.125 million USD. The Bonds mature on April 30, 2028, and the yield to maturity is 2.9% per annum compounded every three months. Proceeds from the Bonds are expected to be used for the acquisition of stocks of other corporations.

The Bonds provide the Company with a put option to redeem part or the entire principal amount of the Bonds on the first anniversary after the issue date and every three months thereafter before the maturity date in exchange for shares of KC Creation.

Conversion:

The Company can convert the Bonds into common stock of KC Creation at a price of 901 KRW ($0.63) per share. The conversion ratio will initially be one hundred percent (100%) of the Bond’s face value. At the initial conversion ratio, the number of shares will equal the Bond’s face value divided by the conversion price. The conversion price can be adjusted in certain situations, including issuance of new securities below market price, certain corporate actions, including mergers or capital reductions, significant change of market price, or automatically every three months based on the recent stock price. Conversion rights can be exercised from April 30, 2026 (one year after issuance) until March 31, 2028 (one month before maturity) through KC Creation’s designated agent.

Late Payments and Acceleration

Late principal or interest payments will accrue delay damages at twelve percent (12%) annual interest or the maximum legal rate of interest under applicable law, whichever is less, compounded annually and calculated daily. KC Creation must accelerate payment and immediately repay all unpaid principal and interest upon certain acceleration triggers enumerated in the Convertible Bond Agreement, including but not limited to KC Creation’s dissolution or entering bankruptcy proceedings.

The above description is only a summary of the terms of the Convertible Bond Agreement, does not purport to be a complete description of the Convertible Bond Agreement, and is qualified in its entirety by reference to the Convertible Bond Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Convertible Bond Agreement, dated April 30, 2025, between KC Creation Co. Ltd. and Exicure, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2025	EXICURE, INC.

	By:	/s/ Andy Yoo
Andy Yoo
Chief Executive Officer